UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement
[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]	Definitive Proxy Statement
[x]	Definitive Additional Materials
[_]	Soliciting Material Pursuant to Section 240.14a-12

RS Investment Trust
__________________________________________
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]	No fee required.
[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
[_]	Fee paid previously with preliminary materials.
[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Mutual Funds Regular Outbound Call Flow

"Hello, I'm trying to reach <s/h name> . Is he/she available? My name is ____ and I'm calling on a recorded line regarding your investment in the <fund name> . We sent you a proxy card to register your vote for the shareholder meeting and haven't received it back, so we're calling to ask if I can record your votes over the phone now?"

Shareholder Agrees to Vote	Shareholder Declines to vote

For purposes of confirming that you have authorized us to mark a proxy on your behalf, please state your name. I will now record your vote and mark a proxy form on your behalf with respect to each proposal. Your Board Members are asking you to consider proposals which they have approved and recommended to shareholders.

With respect to the approval of the new investment advisory agreement proposal, your Board recommends that you vote in favor. How would you like to vote? You can vote for, against or abstain from voting for the proposal. [If shareholder owns shares of more than 1 Fund, voting agent will ask shareholder if he/she wishes to cast the same vote for all Funds. If shareholder does not wish to cast the same vote for all Funds, voting agent will record separate votes for each individual Fund.]

With respect to the election of trustees proposal, your Board recommends that you vote in favor. How would you like to vote? You can vote for, against or abstain from voting for the proposal.

I am recording your < >_vote(s) and will send you a printed confirmation. For confirmation purposes, may I have the city, state and zip code that we'll be mailing your confirmation to? If you wish to change your vote(s) for any reason please call us at the number listed in the confirmation. _Thank you for your time and your vote Mr./Mrs. ________ have a good ___!

I would like to leave you with our toll free number, do you have a pen and paper handy? If you could take a brief moment, to quickly vote your shares over the phone, please call <Inbound Toll Free>.

Your participation would be greatly appreciated. Thank you for your time. Have a good day/evening.

Mutual Funds Regular Outbound Call Flow

Alternate Introduction Flows:

IF Investment is in a Trust:

I am calling with regard to the investment in [Fund Name] held in [Trust Name] for which you are listed as Trustee.

IF Investment is in a Custodial Account for a Minor:

I am calling with regard to the investment in [Fund Name] you control as custodian for [Name of Minor].

IF Investment is held by an Association or Club:

I am calling with regard to the investment in [Fund Name] held in [Association/Club Name] for which you are listed as the contact person.

IF Investment is in a Company Name:

I am calling with regard to the investment in [Fund Name] held by [Company's Name] for which you are listed as the contact person.

IF Investment is in a 401K/Pension Plan held by Company Name:

I am calling with regard to the investment in [Fund Name] held by [Company's Name 401K/Pension Plan] for which you are listed as the contact person.